Exhibit 3.5

COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)
I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 28th day of December, 2005 at 2:36 p.m.
Effective date:
        (must be within 90 days of date submitted)
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.
Contact information:
Stephanie L. Brown, Esq.
LPL Holdings, Inc.
One Beacon Street
22nd Floor
Boston, MA 02108-3106
Telephone: (617) 423-3644
Email: stephanie.brown@lpl.com

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Articles of Merger Domestic Entities
(General Laws, Chapter 156D, Section 11.06; 950 CMR 113.35)
1.    The exact names of each domestic corporation, or other entity involved in the merger are LPL Holdings, Inc., a Massachusetts business corporation, and BD Acquisition Inc., a Massachusetts business corporation.
2.    The exact name of the surviving entity is LPL Holdings, Inc.
3.    The merger shall be effective at the time and on the date these articles of merger are approved by the Division.
4.    (Please check the appropriate box)

☒
The plan of merger was duly approved by the shareholders and, if voting by any separate voting group was required, by each separate voting group, in the manner required by G.L Chapter 156D and the corporation’s articles of organization;

OR
☐    The plan of merger did not require the approval of the shareholders.
5.    Participation of each other entity was duly authorized by the law under which the other entity is organized or by which it is governed and by its articles of organization or other organizational documents.
6.    The articles of organization of the surviving entity, which is a domestic business corporation, are hereby amended as set forth in the attachment hereto. The authorized capital of the surviving entity immediately before the amendment was as follows: (i) 6,000,000 shares of Class A Common Stock; (ii) 6,000,000 shares of Class B Common Stock and (iii) 3,000,000 shares of Class C Common Stock. The authorized capital for the surviving entity immediately after the amendment shall be as follows: 100 shares of common stock.
7.    Where applicable, attach the articles of organization of the surviving entity where the survivor is a NEW domestic business corporation, including all the supplemental information required by 950 CMR113.16. Not applicable.

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Signed by	Stephanie L. Brown, Secretary (signature of authorized individual)
☐    Chairman of the Board of Directors
☐    President
☒    Other Officer
☐    Court-appointed fiduciary
On this 28th day of December, 2005.

Signed by	(signature of authorized individual)
☐    Chairman of the Board of Directors
☐    President
☐    Other Officer
☐    Court-appointed fiduciary
On this ______ day of ____________, ____.

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Signed by	(signature of authorized individual)
☐    Chairman of the Board of Directors
☐    President
☐    Other Officer
☐    Court-appointed fiduciary
On this ______ day of ____________, ____.

Signed by	John E. Viola (signature of authorized individual) John E. Viola, Vice President and Assistant Treasurer
☐    Chairman of the Board of Directors
☐    President
☒    Other Officer
☐    Court-appointed fiduciary
On this 28th day of December of 2005.

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Attachment to Articles of Merger
of LPL Holdings, Inc. and BD Acquisition, Inc.
ARTICLE II. The corporation may engage in any lawful business.
ARTICLE III. The total number of shares of each class of stock that the corporation is authorized to issue is 100 shares, no par value per share, which shall consist entirely of common stock.
ARTICLE IV. The preferences, limitations and relative rights of the common stock are as follows:
Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.
ARTICLE V. The restrictions imposed by the Articles of Organization upon the transfer of shares of any class or series of stock are as follows: None.
ARTICLE VI. Other lawful provisions:
Section 1. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
Section 2. In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.
Section 3. The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in these Articles of Organization, and any other provisions authorized by the laws of the Commonwealth of Massachusetts at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Organization in its present form or as hereafter amended are granted subject to the right reserved in this Article.
Section 4. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Massachusetts Business Corporation Act as the same exists or may hereafter be amended,

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Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.
Section 5. Indemnification and Insurance.
(a)    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only of such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding to advance of its final disposition; provided, however, that, if the Massachusetts Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
(b)    Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other

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than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Massachusetts Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Act, nor in actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(c)    Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, By-law, agreement, vote of stockholders or disinterested directors or otherwise.
(d)    Insurance. The Corporation may maintain insurance, at its expense to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Act.

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COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Merger Domestic Entities
(General Laws, Chapter 156D, Section 11.06)
I hereby certify that upon examination of these Articles of Merger, duly submitted to me, it appears that the provisions of the General Laws relative thereto have been complied with, and I hereby approve said articles; and the filing fee in the amount of $         having been paid, said articles are deemed to have been filed with me this          day of         , 20__ at __________ a.m./p.m.

Effective date:
        (must be within 90 days of date submitted)
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
Filing fee: $250.00
TO BE FILLED IN BY CORPORATION
Contact information:
Cynthia Sullivan
Wilmer Cutler Pickering Hale and Dorr LLP
Bay Colony Corporate Center, 1100 Winter Street, Waltham, MA 02451
Telephone: 781-966-2032
Email: Cynthia.Sullivan@wilmerhale.com

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THE COMMONWEALTH OF MASSACHUSETTS
I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:
December 28, 2005 3:50 PM

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

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